                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20459



                                   FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                                 May 1, 1995
                      (Date of earliest event reported)


                        AVCO FINANCIAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)



   DELAWARE                        0-6119                     13-2530491
(State or other            (Commission File Number)        (I.R.S. Employer)
jurisdiction of                                            (Identification No.)
incorporation or
organization)

3349 Michelson Drive, Irvine California                        92715-1606
(Address of principal executive offices)                       (Zip Code)

              Registrant's telephone number, including area code
                                (714) 553-1200

Item 5. Other Events
- --------------------

        The following supplemental information should be read in conjunction with the detailed information and financial statements of the Registrant set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

        As more fully described in Note 5, the Registrant uses interest rate exchange agreements (swaps) to manage its ratio of short-term variable rate debt to fixed rate long-term debt. Under interest rate exchange agreements, the Registrant, over a specified period, makes periodic fixed payments based on long-term rates to a third party who in turn agrees to pay the Registrant a variable rate of interest. Such variable rate approximates the Registrant's commercial paper borrowing cost. The effect of the swaps is to fix the rate of interest on a portion of the Registrant's variable rate debt (principally commercial paper), thereby giving it the characteristics of long-term fixed rate debt.

        During the three years ended December 31, 1994, short-term rates were lower than long-term rates. As a result, the amount the Registrant paid on swaps exceeded the amount it received. The spread between the variable rate the Registrant received and the fixed rate the Registrant paid was $17.2 million in 1994, $38.7 million in 1993 and $32.8 million in 1992. Such spread had the effect of increasing the Registrant's cost of borrowing by .34% in 1994, .84% in 1993 and .73% in 1992. If the Registrant had not entered into the swap agreements, it would have replaced a portion of its short-term variable rate debt with long-term fixed rate debt in order to maintain its long-term/short-term debt ratios. Accordingly, the cost of borrowing would not have differed materially.

        As noted above, the Registrant uses interest rate swaps to hedge portions of its commercial paper outstanding. Because of the various maturities and rollover dates, the Registrant does not match interest rate exchange agreements with specific debt obligations. However, outstanding commercial paper has exceeded the notional amount of interest rate exchange agreements for all periods presented, and it is the Registrant's intention to maintain commercial paper balances in excess of the notional amount of interest rate exchange agreements in effect at December 31, 1994.

                                  SIGNATURE
                                  ---------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AVCO FINANCIAL SERVICES, INC.



                                     By:              GARY L. FITE
                                         -------------------------------------
                                                      Gary L. Fite
                                         Executive Vice President & Controller
                                              (Chief Accounting Officer)

Date: May 1, 1995